UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                              EXCHANGE ACT OF 1934

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                           WSFS FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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previously.  Identify the previous filing by registration  statement  number, or
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

                        [WSFS FINANCIAL CORPORATION LOGO]
                               500 Delaware Avenue
                           Wilmington, Delaware 19801
                                 (302) 792-6000

                                                                  March 26, 2008

Dear Stockholder:

         The WSFS Financial Corporation 2008 Annual Meeting of Stockholders will be held on April 24, 2008 beginning at 4:00 p.m. at the Hotel duPont located at Eleventh and Market Streets in Wilmington, Delaware. Parking validation will be provided for garage or valet parking at the hotel.

         At the meeting, stockholders will act on the following matters:

          o The election of five directors. One director to hold office until the 2010 Annual Meeting of Stockholders and four directors to hold office until the 2011 Annual Meeting of Stockholders;
          o The ratification of the appointment of KPMG LLP as the independent registered public accountants for the fiscal year ending December 31, 2008; and
          o Such other matters as may properly come before the meeting or any adjournment thereof.

         All stockholders of record holding shares of WSFS Financial Corporation common stock at the close of business on March 6, 2008 are entitled to vote at the meeting. This proxy statement and the enclosed proxy card were mailed to stockholders on or about March 26, 2008.

         Your vote is important regardless of how many shares of WSFS stock you own. Even if you plan to attend the meeting, we urge you to ensure that your shares are represented at the meeting by returning the enclosed proxy card. A return envelope with pre-paid postage is enclosed for your convenience. Mark on your proxy card how you wish your shares to be voted, and please be sure to sign and date your proxy card. Returning your vote by proxy will not prevent you from later voting in person if you do come to the meeting. Please note, however, that if the stockholder of record for your shares is a broker, bank or other nominee and you wish to vote at the meeting, you will need to obtain a proxy issued in your own name from your stockholder of record.

                  Sincerely,


                  /s/Marvin N. Schoenhals

                  Marvin N. Schoenhals
                  Chairman

                           WSFS FINANCIAL CORPORATION


Contents

1.       About the Annual Meeting............................................  1

2.       Matters to be Voted on at the Meeting...............................  4

3.       Directors and Officers of WSFS Financial Corporation and Wilmington
            Savings Fund Society, FSB........................................  5

4.       Compensation........................................................ 10

5.       Committees of the Board of Directors................................ 37
                           Executive Committee
                           Corporate Governance and Nominating Committee
                           Audit Committee
                                    Audit Committee Report
                           Personnel and Compensation Committee
                           Trust Committee

6.       Compensation of the Board of Directors.............................. 42

7.       Other Information................................................... 45

                           WSFS FINANCIAL CORPORATION

                           1. About the Annual Meeting
                              ------------------------


What is the purpose of the Annual Meeting?

         The WSFS Financial Corporation 2008 Annual Meeting of Stockholders will be held at the Hotel duPont, Eleventh and Market Streets in Wilmington, Delaware on April 24, 2008 at 4:00 p.m. The business to be conducted at the meeting is the election of directors and the ratification of the appointment of KPMG LLP as our independent registered public accountants. There will be five board seats up for election at this year's meeting and we have nominated the persons currently filling those seats for reelection: Charles G. Cheleden, Joseph R. Julian; Dennis E. Klima, Calvert A. Morgan, Jr. and Mark A. Turner. Mr. Morgan has been nominated for a two-year term and Messrs. Cheleden, Julian, Klima and Turner have been nominated for three-year terms. Each is a current director of WSFS Financial Corporation. You can find information about all of our current directors on page five.

Why are you sending me a proxy card? What are you going to do with it?

         In order to hold the meeting, we need to have present, in person or by proxy, the holders of a majority of WSFS common stock outstanding as of March 6, 2008, which was selected by the Board of Directors as the record date to determine which stockholders will receive notice of the meeting and be entitled to vote at the meeting. As of that date, there were 6,173,236 shares of WSFS common stock outstanding. We are providing you with a proxy card so that your shares can be counted as present at the meeting and can be voted at the meeting even if you do not attend the meeting in person.

         Your shares will be voted in accordance with your instructions on the proxy card to vote either for or to withhold your vote regarding each of the nominees for election as directors, and to vote for, against or abstain on the ratification of the appointment of the independent registered public accountants. If you sign and return the proxy card to us without indicating how you wish to vote, we will vote your shares for each of the nominees and for the ratification of the appointment of the independent registered public accountants.

         For those shares that we have been given a proxy, we will have discretionary authority to vote as we see fit on any procedural matters relating to the conduct of the meeting. Furthermore, in the event that one or more of our nominees is unable to stand for election as the result of an unexpected occurrence, we may vote shares that we hold a proxy for in favor of anyone we select to be a substitute nominee. Alternatively, we may reduce the size of the Board to eliminate the vacancy.

Why did I receive more than one proxy card?

         If you hold your shares of WSFS stock in more than one account or name, you will receive multiple proxy cards and you must return a proxy card for each account or name in order to vote all of your shares.

Can I revoke my proxy or change my vote?

         Yes. You can change your vote at any time by completing and returning a new proxy before the meeting. You may also revoke your proxy by sending a written notice to WSFS Financial Corporation, Attention: Corporate Secretary, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, or providing written notice in person at the meeting. If you vote by proxy and then attend the meeting, you do not need to vote again in person unless you want to change your prior vote. Attending the meeting in person will not cancel your proxy unless you vote in person at the meeting.

How many votes does a nominee need in order to be elected?

         Directors are elected by plurality vote, meaning that the nominees who receive the greatest number of votes are elected. You may vote for a nominee or you may withhold your vote for a nominee. In a contested election, the number of seats up for election is less than the number of persons nominated for election as directors and the winning nominees are the ones who receive more votes than the other nominees. In an uncontested election, there are enough seats up for election for all of the nominees so all will be elected as directors regardless of the number of votes they each receive. It is our policy, however, that in an uncontested election any director who was elected by less than a majority of votes in favor of their election should promptly offer to resign from the Board and request the Board to accept or reject the resignation offer at the Board's discretion. The Board's Corporate Governance Committee will consider resignation offers and make its recommendation to the full Board. The Board will accept or reject the director's resignation offer within 90 days.

How many votes do I have?

         Each share of WSFS Financial Corporation common stock is entitled to one vote. We do, however, permit cumulative voting in the election of directors, meaning that if you have 100 shares and there are five seats up for election, you have 500 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 500 votes to a single nominee if you wish. You must attend the meeting and vote in person if you want to cumulate your vote for directors.

         If you give us a proxy to vote your shares at the meeting, we will distribute your votes among the nominees as we see fit. If you do not want us to use cumulative voting for your shares, you may state that on your proxy card.

How many votes are required to ratify the appointment of the independent registered public accountants?

         To be ratified, the appointment of KPMG LLP as our independent registered public accountants must receive a majority of the votes cast on that proposal.

Will members of management and the Board of Directors be at the meeting?

         Yes. Our policy is that all members of the Board of Directors and all senior management officers should attend the annual meeting, and, except for Mr. Reed, all were present at last year's annual meeting. We expect that all directors will attend this year.

Can I ask questions at the meeting?

         Yes. We see the annual meeting as an opportunity for stockholders to have access to the Board of Directors and senior management in a public forum, and we invite stockholders to submit questions or comments in advance of the meeting. This is an important part of the process, and we have established a procedure for stockholders to send communications to the Board of Directors as well as to management.

         While legal considerations and timing issues may prevent us from answering all questions or addressing all comments, we believe this dialogue is helpful in increasing communication with our stockholders.

         Please send questions to:  WSFS Financial Corporation
                                    Investor Relations
                                    WSFS Bank Center
                                    500 Delaware Avenue
                                    Wilmington, Delaware 19801

                                    or:     stockholderrelations@wsfsbank.com


         We will attempt to respond to as many of the questions and comments we receive as possible. The questions, comments and responses will be posted on our website at www.wsfsbank.com.

         The Board of Directors strongly encourages communications from stockholders. Stockholders who wish to send communications to the Board of Directors during the year may do so by writing to the attention of Charles G. Cheleden, Vice Chairman and Lead Director, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801. In addition, all written communications from stockholders received by management are shared with the Board no later than the next regularly scheduled Board meeting.

If I have a proposal that I want the stockholders to vote on, how do I get it on the agenda for the meeting?

         The deadline has passed for this year's annual meeting - it is too late to give us notice of a proposal that you would like to be brought before the stockholders for a vote at the 2008 Annual Meeting of Stockholders. We expect to hold the 2009 Annual Meeting in April 2009 and to mail our proxy statement during March 2009. To get your proposal on the agenda for the 2009 Annual Meeting, you must give us notice no sooner than December 24, 2008 and no later than January 24, 2009. If you want your proposal to be included in our proxy statement and on our proxy card for the 2009 Annual Meeting, we must receive your proposal by November 24, 2008. All notices and proposals should be addressed to the attention of the Corporate Secretary, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801.


                    2. Matters to be Voted on at the Meeting
                       -------------------------------------

o    Proposal Number One: Election of Directors

         The Board of Directors is divided into three classes, and each class serves for a term of three years. This year there are five directorships to be filled at the meeting. To more evenly balance the number of directors in each class, Mr. Morgan has been nominated for a two-year term. We have nominated the following five persons for election:

     o   Charles G. Cheleden, for a three-year term
     o   Joseph R. Julian, for a three-year term
     o   Dennis E. Klima, for a three-year term
     o   Mark A. Turner, for a three-year term
     o   Calvert A. Morgan, Jr., for a two-year term

         The Board of Directors recommends a vote in favor of these nominees.
         -------------------------------------------------------------------

o Proposal Number Two: Ratification of the Appointment of Independent Registered Public Accounting Firm

         KPMG LLP has served as our independent registered public accounting firm since 1994. The Board of Directors has appointed KPMG LLP to continue to be our independent registered public accounting firm for the current fiscal year ending December 31, 2008. The Audit Committee evaluated the selection of KPMG LLP and gave a recommendation to the Board in favor of KPMG LLP. We are asking the stockholders to ratify the Board's decision to appoint KPMG LLP for the 2008 fiscal year.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

         The Board of Directors  recommends a vote in favor of the  ratification
         -----------------------------------------------------------------------
of KPMG LLP as the independent registered public accounting firm.
-----------------------------------------------------------------


             3. Directors and Officers of WSFS Financial Corporation
                    and Wilmington Savings Fund Society, FSB
                    ----------------------------------------

         Listed below is information about our directors and executive management officers. Currently, all directors of WSFS Financial Corporation also serve as directors for its subsidiary, Wilmington Savings Fund Society, FSB (which we generally refer to as WSFS Bank).

Current Directors:  Marvin N. Schoenhals,  Charles G. Cheleden,  John F. Downey,
-----------------
Linda C. Drake, David E. Hollowell,  Joseph R. Julian,  Dennis E. Klima, Calvert
A. Morgan, Jr., Thomas P. Preston,  Scott E. Reed,  Claibourne D. Smith and Mark
A. Turner.

Marvin N. Schoenhals    o Chairman of WSFS Financial Corporation and WSFS Bank since
                          1992
                        o President and CEO of WSFS Financial Corporation and WSFS Bank,
                          1990 to 2007
                        o age 60
                        o WSFS Financial Corporation director since 1990;
                          current term expires at the 2010 Annual Meeting of Stockholders
                        o Mr. Schoenhals also serves as a director of Delaware State Chamber of Commerce

Charles G. Cheleden     o Attorney
                        o age 64
                        o Vice Chairman of WSFS Financial Corporation since 1992
                        o Lead Director of WSFS Financial Corporation since 2004
                        o WSFS Financial Corporation director since 1990;
                          current term expires at the 2008 Annual Meeting of Stockholders

John F. Downey          o Executive Director of the Office of Thrift Supervision from 1989 to 1998
                        o age 70
                        o WSFS Financial Corporation director since 1998;
                          current term expires at the 2010 Annual Meeting of Stockholders

Linda C. Drake          o Founder and Chair of TCIM Services, Inc.
                          (a business services and software technology provider)
                        o age 59
                        o WSFS Financial  Corporation director since 1999;
                          current term expires at the 2009 Annual Meeting of Stockholders
                        o Ms. Drake also serves as a director of: LTD Direct

David E. Hollowell      o Executive Vice President and University Treasurer of the
                          University of Delaware from 1988 to 2007
                        o age 60
                        o WSFS Financial  Corporation director since 1996;
                          current term expires at the 2009 Annual Meeting of Stockholders

Joseph R. Julian        o Chairman and CEO of JJID, Inc, a highway construction company
                        o age 70
                        o WSFS Financial Corporation director since 1983;
                          current term expires at the 2008 Annual Meeting of Stockholders

Dennis E. Klima         o President, CEO and director of Bayhealth, Inc.
                        o Chairman, CEO and director of Bayhealth Medical Center, Inc.
                        o age 63
                        o WSFS Financial Corporation director since 2004;
                          current term expires at the 2008 Annual Meeting of Stockholders

Calvert A. Morgan, Jr.  o Consultant
                        o Former Chairman, President and CEO of PNC Bank, Delaware
                        o age 59
                        o Vice Chairman WSFS Bank since 2006
                        o WSFS  Financial Corporation director since 2004;
                          current term expires at the 2008 Annual Meeting of  Stockholders
                        o Mr. Morgan also serves as a director of Chesapeake Utilities Corporation

Thomas P. Preston       o Attorney, partner with the law firm of Blank Rome, LLP
                        o age 61
                        o WSFS Financial Corporation director since 1990;
                          current term expires at the 2010 Annual Meeting of Stockholders

Scott E. Reed           o Senior Executive Vice President and Chief Financial Officer of
                          BB&T Corporation from 1981 to 2005.  Mr. Reed began his career with BB&T in 1972.
                        o age 59
                        o WSFS Financial Corporation director since 2005;
                          current term expires at the 2009 Annual Meeting of Stockholders

Claibourne D. Smith     o Vice President - Technology and Professional Development for E.I.
                          du Pont de Nemours & Company, Incorporated from 1964 to 1998
                        o age 69
                        o WSFS Financial  Corporation director since 1994;
                          current term expires at the 2009 Annual Meeting of Stockholders

Mark A. Turner          o President and Chief Executive Officer, WSFS Financial Corporation
                          and WSFS Bank
                        o Chief Operating Officer/Secretary of WSFS Financial Corporation
                          and WSFS Bank, 2001 to 2007
                        o Chief Financial Officer of WSFS Financial Corporation and WSFS
                          Bank, 1998 to 2004
                        o age 44
                        o WSFS Financial Corporation director since 2007;
                          current term expires at the 2008 Annual Meeting of Stockholders


Executive Management:     Peggy H. Eddens, Barbara J. Fischer, Stephen A. Fowle,
--------------------      Rodger Levenson and Richard M. Wright


Peggy H. Eddens         o Executive Vice President, Human Capital Management Department,
                          WSFS Bank since 2007
                        o age 52
                        o From 2003 to 2007, Mrs. Eddens was Senior Vice President for
                          Human Resources and Development for NexTier Bank, Butler, PA.

Barbara J. Fischer      o Executive Vice President, Chief Administrative Officer, WSFS
                          Bank; Mrs. Fischer has been an executive with WSFS since 2001
                        o age 50

Stephen A. Fowle        o Executive Vice President and Chief Financial Officer of WSFS
                          Financial Corporation and WSFS Bank since 2005
                        o age 42
                        o From 2000 to 2004, Mr. Fowle was Chief Financial Officer at Third
                          Federal Savings and Loan Association of Cleveland, MHC,
                          Cleveland, Ohio.  From 1994 to 2000, Mr. Fowle was Vice President
                          of Corporate Finance at Robert W. Baird & Co, Incorporated in
                          Milwaukee, Wisconsin, a regional investment banking firm.

Rodger Levenson         o Executive Vice President/Director of Commercial Banking for WSFS
                          Bank since 2006
                        o age 46
                        o From 2003 to 2006 Mr. Levenson was Senior Vice President and
                          Manager at Citizens Bank and from 1986 to 2003 he held a number of positions at Wachovia Bank.

Richard M. Wright       o Executive Vice President/Director of Retail Banking for WSFS Bank
                          since 2006
                        o age 55
                        o From 2003 to 2006 Mr. Wright was Executive Vice President, Retail
                          Banking and Marketing for DNB First in Downingtown, PA.

                         Transactions with Our Insiders
                         ------------------------------

         In the ordinary course of its business as a bank, WSFS Bank makes loans to our directors, officers and Associates. These loans are subject to limitations and restrictions under federal banking laws and regulations and are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features to WSFS Bank.

         We carefully evaluate any circumstances, transactions or relationships that we feel could have an impact on whether the members of our Board of Directors are independent of us or our subsidiaries, including WSFS Bank, and are able to conduct their duties and responsibilities as directors without any personal interests that would interfere or conflict with those duties and responsibilities.

         All of our directors other than Mr. Schoenhals, Mr. Turner and Mr. Morgan are independent. Mr. Schoenhals and Mr. Turner are Associates of WSFS Financial Corporation and WSFS Bank and are not independent by virtue of not being outside directors. Mr. Morgan is not an independent director because at the time he became a director he was also retained to serve as a Special Advisor. Mr. Morgan has 37 years experience in the banking industry in Delaware and was formerly Chairman, President and CEO of PNC Bank, Delaware. The Board concluded that his background, market knowledge, customer relationships and community involvement could provide significant benefits to us as a consultant, and would be appropriate for him to be retained as a consultant as well as serving on the Board. Information about Mr. Morgan's compensation in his capacity as a Special Advisor can be found on page 45.


             Section 16(a) Beneficial Ownership Reporting Compliance
             -------------------------------------------------------

         Our officers and directors are required to file forms with the Securities and Exchange Commission (the SEC) to report changes in their ownership of WSFS Financial Corporation common stock. The forms must be filed with the SEC generally within two business days of the date of the trade. To our knowledge, the only late filing during 2007 was by Mrs. Eddens who was late in reporting a grant of 2,000 stock options in September 2007.

              Ownership of WSFS Financial Corporation Common Stock
              ----------------------------------------------------

         The number of shares of our Common Stock owned by the directors and executive officers as of March 6, 2008, the record date set for the 2008 Annual Meeting of Stockholders, is shown below. The table also shows the amount of their shares as a percentage of all of the shares of our Common Stock outstanding.

         Shares that these individuals could acquire by exercising stock options are included in the amounts shown. The individuals do not all have the same number of options, and the different amounts are shown in the table below. Only options that are currently exercisable or that will become exercisable in the next 60 days have been treated as though the options have been exercised and the individual owns those shares.


                                                            Number of                  Percentage of our
                                                        shares (including                Common Stock
                                                     exercisable options*)               outstanding
--------------------------------------------------------------------------------------------------------
Directors:      Marvin N. Schoenhals                       124,583 shares                   1.99 %
                Charles G. Cheleden                         17,125 shares                   0.28 %
                John F. Downey                              14,225 shares                   0.23 %
                Linda C. Drake                              13,125 shares                   0.21 %
                David E. Hollowell                          16,605 shares                   0.27 %
                Joseph R. Julian                            73,001 shares                   1.18 %
                Dennis E. Klima                              6,375 shares                   0.10 %
                Calvert A. Morgan, Jr.                       9,025 shares                   0.15 %
                Thomas P. Preston                           14,820 shares                   0.24 %
                Scott E. Reed                                3,975 shares                   0.06 %
                Claibourne D. Smith                         12,655 shares                   0.20 %
                Mark A. Turner                             128,443 shares                   2.05 %
Executive
Officers:       Peggy H. Eddens                                  0 shares                   0.00 %
                Barbara J. Fischer                          21,324 shares                   0.34 %
                Stephen A. Fowle                             8,558 shares                   0.14 %
                Rodger Levenson                              2,948 shares                   0.05 %
                Richard M. Wright                            3,999 shares                   0.06 %

Directors and executive officers
as a group (17 persons)                                    470,786 shares                   7.31 %

_____________________
     *    Includes  exercisable  options for each of the individuals as follows:
          Schoenhals:  84,835,  Cheleden:  8,305,  Downey:  8,305, Drake: 7,305,
          Hollowell: 4,785, Julian: 8,305, Klima: 1,605, Morgan: 4,605, Preston:
          5,945, Reed: 1,005, Smith: 6,305, Turner: 100,472, Eddens: 0, Fischer:
          18,097, Fowle: 4,650, Levenson: 2,787, and Wright: 2,450.

                                 4. Compensation
                                    ------------

                      COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Executive Summary

         Several noteworthy elements influenced changes in our compensation program between 2006 and 2007. Effective with the April 2007 Shareholders'
Meeting, Marvin N. Schoenhals, who had been Chairman, President and CEO transitioned to Chairman of the Board. Mark A. Turner, who had been Chief Operating Officer, transitioned to President and CEO. This transition was part of a long-term succession plan implemented by the Board of Directors (the "Board") during the last several years.

         In response to this transition and the increase in responsibilities, the Board increased Mr. Turner's base salary by 41%. Mr. Schoenhals' base pay did not undergo a significant change. Also as part of this transition, we adjusted the participation level in our Management Incentive Plan (MIP) to coincide with the changes in responsibilities for Mr. Turner. We provide additional details on the MIP adjustments in the Bonus section under Elements of Compensation.

         While the position of an in-house Chairman may be uncommon for a financial institution of our size, the Board implemented this arrangement as part of the transition process for Mr. Turner. We receive valuable benefits from Mr. Schoenhals' experience and he is an important part of Mr. Turner's leadership team during the early stages of the transition. In addition to Mr. Schoenhals' traditional responsibilities as Chairman, he also is responsible for mentoring Mr. Turner and others during this transition period, providing transitional leadership for our Wealth Management Group through its start-up period, and searching for niche businesses for future growth opportunities for our company.

         Also noteworthy are changes to the Named Executive Officers (NEOs) from those reported in the 2006 proxy.

--------------------------------------------------------------------------------------------------------------------
                                             Named Executive Officers
--------------------------------------------------------------------------------------------------------------------
                           2006                                                      2007
----------------------------------------------------------- --------------------------------------------------------

Mark A. Turner - Chief Operating Officer                    Mark A. Turner - President and Chief Executive Officer

Marvin N. Schoenhals - Chairman, President and CEO          Marvin N. Schoenhals - Chairman of the Board

Stephen A. Fowle - Executive Vice President and Chief       Stephen A. Fowle - Executive Vice President and Chief
Financial Officer                                           Financial Officer

Karl L. Johnston - Chief Operating Officer                  Rodger Levenson -  Executive Vice President and
                                                            Director of Commercial Banking

Deborah A. Powell - Director of Human Resources             Barbara J. Fischer - Executive Vice President and
                                                            Chief Administrative Officer
--------------------------------------------------------------------------------------------------------------------

         Mr. Johnston retired and Mrs. Powell is no longer employed with us. Mr. Levenson began his employment in 2006 and Mrs. Fischer was promoted to Executive Vice President and Chief Administrative Officer in 2007.

Compensation Philosophy

         Our compensation philosophy has remained unchanged from 2006 to 2007. We strive to be competitive in base pay, with salaries targeted at the median of banking peers comparable to our asset size. We structure our bonus system to provide rewards for performance. Our total compensation at expected performance levels is targeted to the median of peers. For exceptional performance, we provide total compensation that compares to levels above the 75th percentile of our peers. Our goal is to be a high performing company and we have designed our compensation package toward attracting and retaining quality individuals, and motivating and rewarding them for strong performance.

The Role of the Personnel and Compensation Committee of the Board of Directors

         Our Personnel and Compensation Committee (the "Committee") provides Board oversight and guidance with respect to the CEO and other Executives' compensation, benefits and perquisites. The Committee's primary responsibilities are to:

     o approve and report to the Board salary levels and incentive compensation payable to senior officers and other key Associates;
     o recommend to the Board the establishment of incentive compensation plans and programs;
     o recommend to the Board the adoption and administration of certain Associate benefit plans and programs;
     o approve and report to the Board payment of additional year-end contributions under certain of its retirement plans;
     o    oversee our stock incentive plans;
     o approve and report to the Board stock incentive awards granted to our key Associates;
     o annually, review and recommend to the Board performance goals and objectives with respect to the compensation of the Chief Executive Officer consistent with approved compensation plans;
     o annually, review and recommend to the Board compensation levels for the Chairman, CEO, advisors to the Board and all Executive Vice Presidents;
     o determine the terms and involvement of external consultants involved with the evaluation of Director, Chairman, CEO or senior executive compensation;
     o    perform such other functions as are assigned by the Board.

         The  Committee  considers  various  factors  in  evaluating   executive
compensation, including:

     o    the executive's immediate level of responsibility;
     o the experience level of the executive within his or her current discipline;
     o    the executive's performance for both the current year and prior years;
     o    the executive's potential for future development;
     o    the executive's potential to add to our long-term value.

The Role of Management in Executive Compensation

         Our CEO provides recommendations for the Committee's consideration and manages our compensation programs and policies. His activities include:

     o reviewing compensation programs for competitiveness and alignment with WSFS' strategic goals;
     o    recommending changes, where appropriate;
     o recommending pay levels and incentive plan payments for NEOs, except for the CEO and the Chairman.

         The CEO and Chairman excuse themselves from all Committee discussions of their compensation levels. In the past, this has applied to Mr. Schoenhals and Mr. Turner. As a practical matter, these individuals may discuss the formula by which their bonuses are structured, but do not participate in decisions regarding changes to their own compensation.

The Role of Consultants

         In 2007, the Committee contracted with Clark Consulting, Inc. (Clark) to conduct the following: a base pay analysis; an overall executive rewards analysis; a review of our stock option plan; and a review of our 2007 Compensation Discussion and Analysis (CD&A). In addition to this project, Clark was retained to assist us with our CD&A preparation for 2008 and possible changes to our MIP. Prior to these projects, we had not engaged Clark for any services, and Clark was the sole firm providing compensation consulting services in 2007. Since their initial engagement, Clark divested the compensation practice which is now operating as a wholly independent and separate entity under the name of Amalfi Consulting, LLC. Amalfi consultants report directly to the Committee. The Committee considered competitive proposals from other firms before retaining Amalfi.

Peer Groups & Benchmarking

         Approximately every three years, the Committee engages an independent consultant to conduct a formal review of our executive compensation program. The most recent review was the Amalfi report completed in 2007. During the years in which no consultant is engaged, the Committee informally reviews proxy statements of a sampling of peer group companies in which to compare our executives' compensation.

         The Committee uses two peer groups to benchmark compensation and set incentive related performance goals:
     o The Compensation Peer Group ("CPG") provides a targeted assessment of the compensation practices for peer companies. The CPG allows us to compare our compensation to other banks that have similar performance, size and geographic locations and helps us align base compensation, incentives and equity awards with our compensation philosophy.

     o The Performance Peer Group ("PPG") provides a national perspective of banks in the $1 to $3 billion asset size. We use the PPG to set appropriate bank-wide financial goals, drawing from the larger national dataset of comparably sized financial institutions.

         Details on each of these peer groups are provided below.

Compensation Peer Group ("CPG")
-------------------------------

         The CPG shown below was developed based on collaborative discussions among management, the Committee and Amalfi. The organizations comprising the final CPG provided a dataset of peers comparable to our size, performance and location and met all of the following criteria:

     o    Located within CT, DE, MD, NJ, NY, PA, VA, and WV;
     o Total Assets MRQ (most recent quarter as of 6/30/2007) between $1.8 billion and $6 billion. Average total assets were approximately $3 billion;
     o    Return on Average Assets (ROAA) greater than 0.9%;
     o    Return on Average Equity (ROAE) greater than 10.00%.

     We compared key performance measures to the following peers as of year-end 2006.


             ---------------------------------------------------------------------------------
                                                                                     Total
                                                                                     Assets
                                                                                    2006 Y/E
                  Company Name                      Ticker   City           State    ($000)
             ---------------------------------------------------------------------------------
                1 F.N.B. Corp.                       FNB     Hermitage       PA     6,007,592
             ---------------------------------------------------------------------------------
                2 National Penn Bancshares, Inc.     NPBC    Boyertown       PA     5,452,288
             ---------------------------------------------------------------------------------
                3 NBT Bancorp Inc.                   NBTB    Norwich         NY     5,087,572
             ---------------------------------------------------------------------------------
                4 S&T Bancorp, Inc.                  STBA    Indiana         PA     3,338,543
             ---------------------------------------------------------------------------------
                5 Harleysville National Corp.        HNBC    Harleysville    PA     3,249,828
             ---------------------------------------------------------------------------------
                6 Dime Community Bancshares, Inc.    DCOM    Brooklyn        NY     3,173,377
             ---------------------------------------------------------------------------------
                7 TrustCo Bank Corp NY               TRST    Glenville       NY     3,161,187
             ---------------------------------------------------------------------------------
                8 U.S.B. Holding Co., Inc.           UBH     Orangeburg      NY     2,923,247
             ---------------------------------------------------------------------------------
                9 Flushing Financial Corp.           FFIC    Lake Success    NY     2,836,521
             ---------------------------------------------------------------------------------
               10 Sandy Spring Bancorp, Inc.         SASR    Olney           MD     2,610,457
             ---------------------------------------------------------------------------------
               11 City Holding Company               CHCO    Charleston      WV     2,507,807
             ---------------------------------------------------------------------------------
               12 Hudson Valley Holding Corp.        HUVL    Yonkers         NY     2,291,734
             ---------------------------------------------------------------------------------
               13 Tompkins Financial Corp.           TMP     Ithaca          NY     2,210,837
             ---------------------------------------------------------------------------------
               14 Union Bankshares Corp.             UBSH    Bowling Green   VA     2,092,891
             ---------------------------------------------------------------------------------
               15 First Community Bancshares,        FCBC    Bluefield       VA     2,033,698
                  Inc.
             ---------------------------------------------------------------------------------
               16 Intervest Bancshares Corp.         IBCA    New York        NY     1,971,753
             ---------------------------------------------------------------------------------
               17 Virginia Commerce Bancorp, Inc.    VCBI    Arlington       VA     1,949,082
             ---------------------------------------------------------------------------------
               18 Univest Corp. of Pennsylvania      UVSP    Souderton       PA     1,929,501
             ---------------------------------------------------------------------------------
               19 Parkvale Financial Corp.           PVSA    Monroeville     PA     1,858,715
             ---------------------------------------------------------------------------------
                  Average                                                           2,983,507
             ---------------------------------------------------------------------------------
                  25th Percentile                                                   2,063,295
             ---------------------------------------------------------------------------------
                  50th Percentile                                                   2,610,457
             ---------------------------------------------------------------------------------
                  75th Percentile                                                   3,211,603
             ---------------------------------------------------------------------------------
                  WSFS Financial Corp.               WSFS    Wilmington      DE     2,997,396
             ---------------------------------------------------------------------------------
                  Percentile Rank of WSFS Financial Corp                                  63%
             ---------------------------------------------------------------------------------

Performance Peer Group ("PPG")
------------------------------

         We created a PPG consisting of all publicly-traded banks and thrift institutions in a total asset range of $1 billion and $3 billion. The PPG was comparable to our average size and performance, with an average ROAA of 1.10% and an average ROAE of 12.88%. The PPG consisted of 148 organizations throughout the United States. As noted earlier, the Committee used the PPG to set appropriate performance goals for our MIP.

Elements of Compensation

         In the following section, we describe the elements of our NEO compensation packages. It includes a discussion of how we determine the amounts for each element, why each element is included in our NEO compensation program, and the actual payments resulting from our pay-for-performance incentive programs.

Base Salary
-----------

       Why We Provide Base Salaries
                  We offer base salaries to provide a consistent and stable source of income to our NEOs. Base salaries also serve as a base amount for the determination of our pay-for-performance programs and serve as a significant retention and recruiting tool.

       How We Determine Base Salary Amounts
                  We establish base salaries and assess market competitiveness by comparing our executives' qualifications, experience and responsibilities as well as their individual performance and value, with similar positions at our peers. Additional factors that play a role in setting the final base salary amount for NEOs are as follows:
               o special circumstances related to staffing needs and market situations;
               o levels of compensation provided from other compensation components.

                  When determining base salary amounts for newly hired NEOs, we incorporate the following additional factors:
               o    the prior incumbent's salary;
               o    the successful candidate's salary history;
               o any market-based data provided by the external recruiter retained for the search;
               o the salary requirements of other candidates being considered for the position who have a similar level of experience.

                  During 2007, the analysis of base salaries conducted by Amalfi determined that our base salary levels were comparable to the median base salary of our peers.

                  On average, the base salaries paid to our NEOs in total were 4.2% above the median pay of our CPG. The unique arrangement with our internal Chairman escalates our total NEO compensation. If we were to subtract our Chairman's compensation from this data, the average base salary for our NEOs would be slightly less (0.75%) than the median pay of our CPG. As noted earlier, our executives who are fully functional and performing at expected levels are targeted at the median base salary levels of our peers.

                  The table below shows changes to our NEO base salaries. Increases reflect personal performance, merit increases and any market or competitive adjustments. As previously discussed in the Introduction and Executive Summary Section, the increase in Mr. Turner's base salary reflects the additional responsibilities required in his new leadership role. The increase in Mrs. Fischer's base salary reflects her promotion to Executive Vice President and Chief Administrative Officer in 2007. Increases in 2008 reflect a combination of merit increases and changes to better align our NEOs with peer medians as determined in the Amalfi compensation review.


---------------------------------------------------------------------------------------------------------------------------
                                                              Base Salary
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                2007 to
                                                                            2006 to 2007 %                      2008 %
   NAMED EXECUTIVE OFFICERS                        2006          2007         increase             2008 2       increase
---------------------------------------------------------------------------------------------------------------------------
Mark A. Turner - President and
     Chief Executive Officer                  $  266,000    $  375,000          41.0%             $  405,000      8.0%
Stephen A. Fowle - Executive Vice
     President and Chief Financial Officer    $  187,200    $  197,000           5.2%             $  210,000      6.6%
Marvin N. Schoenhals - Chairman
     of the Board                             $  441,000    $  463,000           5.0%             $  463,000        -%
---------------------------------------------------------------------------------------------------------------------------
Rodger Levenson - Executive Vice
     President and Director of
     Commercial Banking 1                     $  225,000    $  235,000           4.4%             $  235,000        -%
---------------------------------------------------------------------------------------------------------------------------
Barbara J. Fischer - Executive Vice
     President and Chief Administrative
     Officer                                  $  181,175    $  196,000           8.2%             $  204,000      4.1%
---------------------------------------------------------------------------------------------------------------------------


1 Mr. Levenson was hired during 2006. His 2006 base salary was annualized for comparison purposes.
2 Increases effective March 1, 2008 based on 2007 performance, except for Mr. Levenson. His increase was effective November 1, 2007.

     Bonus/Annual Incentives
     -----------------------

                  Our  executives  are  eligible  for an annual  award under our
         Management Incentive Plan (MIP). We designed the MIP to reward performance based on excellence in performance on key financial metrics as compared to both the PPG, defined in the Peer Groups & Benchmarking section presented earlier, and each executive's performance in meeting benchmarks related to the contribution to his or her area of responsibility. The Committee also retains the discretion to increase or decrease the bonus payments awarded under the MIP to take into consideration special performance events or other performance-based circumstances.

                  In addition to the incentive payments determined under the MIP, the Committee has the discretion to award other cash bonuses to executives for extraordinary performance-based achievements. The Board did not exercise this discretion in 2007.

       Why We Provide Annual Incentives
                  Our compensation program includes an annual performance-based award. The objective is to compensate executives based on achievement of bank-wide and individual goals that are related to building franchise value and shareholder value. The bonus is intended to reward short-term performance, typically annually, in line with our long-term goals and motivate the executive to achieve outstanding results.

       How We Determine Annual Incentive Amounts
         The structure of our Bonus plan includes:
                  1.   setting Company goals;
                  2.   setting personal performance goals;
                  3.   weighting the goals;
                  4.   providing bonus opportunities to NEOs;
                  5. measuring actual performance and calculating incentive payments.

         o        Setting Company goals
                           Each  year the  Committee  reviews  our  metrics  and
                  establishes bank-wide targets on the chosen metrics. In selecting the metrics, the Committee considers our short-term and long-term business strategy, the current business environment and the interests of the shareholders.

                           The  following  metrics  of  Company performance were
                  chosen for 2007.

                           1. Return on assets  (ROA)
                           2. Return on equity  (ROE)
                           3. Earnings per share (EPS) growth

                           Each was weighted evenly in our bonus plan.

                           The  Committee  set the  goals  for each of the three
                  measures in relation to the performance by the PPG in the previous year. The Committee used 2006 PPG performance data to set the goals for 2007. Although this historical perspective creates a lag in comparison, the approach allowed the Committee to establish the new benchmarks at the same time our annual budget was being completed. The timing also allowed the Committee to communicate to management the criteria against which their upcoming performance would be judged.

                           For the  last  five  years,  this lag has not been an
                  issue because the peer performance has been relatively consistent from year to year. In 2007, however, the lag presented difficulties in fairly assessing our performance. Moving to a more current measurement period is being reviewed and considered for 2008.

                           Under our 2007 MIP,  the  "threshold"  level for each
                  goal was set at the 40th percentile of the 2006 PPG performance; the "target" level for each goal was set at the 60th percentile and the "maximum" level for each goal was set at the 75th percentile. Historically, achieving "Maximum" in all three performance criteria has been achieved by only 5% to 10% of the organizations in the PPG. Therefore, a "maximum" bonus can be achieved only if we are a very high-performing company compared to peers.


                    2007 MIP - Company Performance Goal Levels
--------------------------------------------------------------------------------
                                      Percentile Rank to 2006 PPG Performance
------------------------------- ------------------------------------------------
                                     Threshold        Target          Maximum
Goal                                  (40th)          (60th)           (75th)
------------------------------- ------------------- ------------ ---------------
Return on Assets (ROA)                 1.0%             1.1%            1.3%
Return on Equity (ROE)                11.1%            13.7%           15.1%
Earnings Per Share
(EPS) Growth                           7.7%            10.0%           12.7%
------------------------------- ------------------- ------------ ---------------

           o    Setting personal performance goals
                           At the beginning of the year,  NEOs who report to the
                  CEO develop personal performance goals for the year consistent with the budget and strategic plan and submit them to the CEO for review, amendment and approval. Through a collaborative effort, the respective NEOs and CEO agree to the final individual performance goals.

                           In   general,    personal   performance   goals   are
                  established using categories included in our internal Balanced Scorecard approach. The four categories are: Customer, Associate, Financial and Operational. All or some of the four categories may apply to each NEO depending upon each person's area of responsibility and their impact on our strategic plan.

                           Under the MIP, the Committee measures the performance
                  of the CEO and Chairman solely on Company-wide goals. However, the Board establishes individual performance expectations in addition to those associated with the MIP for these NEOs. These performance expectations are established after a review, discussion and approval of recommendations by the CEO and Chairman. When annual salary adjustments are being considered, the Committee assesses the NEO performance compared to expectations.

           o    Weighting the goals
                           The  Committee  believes  the more senior the rank of
                  the executive, the more responsibility that executive has for company-wide performance. As a result, company-wide performance measurement criteria play a larger role in determining the amount of bonus the more senior the executive. Personal performance goals play a larger role in determining the amount of the bonus for less senior ranked executives.

                           The table below shows the  weighting  of  performance
                  measurement criteria for each NEO.



    ----------------------------------------------------------------------------
                      Weighting of Performance Criteria by NEO
    ----------------------------------------------------------------------------
                                                    Bank-Wide        Personal
    Named Executive Officer                        Performance     Performance
    ----------------------------------------------------------------------------
    Mark A. Turner - President and Chief               100%              0%
    Executive Officer

    Stephen A. Fowle - Executive Vice
    President and Chief Financial Officer               65%             35%

    Marvin N. Schoenhals - Chairman of the Board       100%              0%

    Rodger Levenson - Executive Vice President
    and Director of Commercial Banking                  65%             35%

    Barbara J. Fischer - Executive Vice
    President and Chief Administrative Officer          65%             35%
    ------------------------------------------------------------------------

                           MIP awards  are  calculated  by using the  percentage
                  allocation shown above. For example, the MIP awards for Mr. Turner and Mr. Schoenhals are based entirely on bank-wide financial performance. Although they have personal performance goals, it is our overall performance that affects their MIP award.

           o    Providing bonus opportunities to NEOs
                           The table below shows the NEO bonus opportunity under
                  the MIP. When setting MIP goals, the Committee takes into consideration the opportunity levels for similar positions within the CPG companies along with our philosophy of linking pay to performance. If we meet our performance targets and the NEO achieves their personal performance targets, we would provide a bonus as shown in the table.


----------------------------------------------------------------------------------------------
                          MIP Opportunity as a Percent of Base Salary
----------------------------------------------------------------------------------------------
Named Executive Officer                                   Minimum       Target       Maximum
----------------------------------------------------------------------------------------------
Mark A. Turner - President                                  25.0%        50.0%        120.0%
and Chief Executive Officer

Stephen A. Fowle - Executive Vice President and
Chief Financial Officer                                     17.5%        35.0%         90.0%

Marvin Schoenhals - Chairman of the Board                   25.0%        50.0%        120.0%

Rodger Levenson - Executive Vice President and
Director of Commercial Banking                              17.5%        35.0%         90.0%

Barbara J. Fischer - Executive Vice President and
Chief Administrative Officer                                17.5%        35.0%         90.0%
----------------------------------------------------------------------------------------------

         o     Measuring actual performance and calculating incentive payments

                           The table below shows our 2007  targeted  goals.  The
               formula is computed by assigning a value of 1, 2 and 3 for Threshold, Target and Maximum, respectively. Our performance is compared to the MIP goals and a numerical value is interpolated. For example, if our ROA performance was exactly between the Threshold goal (a value of 1) and Target goal (a value of 2), our ROA would receive a score of 1.5.


 -------------------------------------------------------------------------------------------------------------
                     2007 Management Incentive Plan Company Performance Goals and Results
 -------------------------------------------------------------------------------------------------------------
                                                   Percentile Rank to PPG                     2007
 -------------------------------------------------------------------------------------------------------------
 Goal                                        Threshold       Target     Max           Actual        Score
                                               (40th)        (60th)      (75th)      Results
 -------------------------------------------------------------------------------------------------------------
 Return on Assets (ROA)                         1.0%          1.1%         1.3%         .98%          .97
 Return on Equity (ROE)                        11.1%         13.7%        15.1%       14.34%         2.46
 Earnings Per Share (EPS) Growth                7.7%         10.0%        12.7%        3.17%          .41
 -------------------------------------------------------------------------------------------------------------
                                                                                    Average          1.28
                                                                                 --------------- -------------
                                                                                   Percentile        43rd
                                                                                      Rank
                                                                                 --------------- -------------

                           Since  2007 was a  difficult  year for us and for the
                  banking industry, we did not compare well to 2006 industry performance measures. The total amount paid under the MIP was $772,000 in 2007. This compares to $1.3 million paid for 2006. The decline was the result of us not achieving our targets, which was directly related to the economic downturn affecting the financial services industry and the previously noted "lag."

                           The MIP awards  were based on  financial  information
                  available to the Personnel and Compensation Committee at the time the recommendation and approval was made. Subsequent to their approval, an adjustment to our financial statements increased our earnings by $411,000, or $0.06 per share. This adjustment was 1.4% of earnings and was determined to be immaterial to the calculation of these awards. No further changes were made. For additional information about the adjustment, refer to our Form 8-K filed on March 17, 2008.

                           Our Return on Assets  declined  from 1.03% in 2006 to
                  0.97% in 2007; our Return on Equity declined from 15.42% in 2006 to 14.14% in 2007; and our growth of Earnings Per Share decreased from 13.4% in 2006 to 3.2% in 2007. As a result, for 2007 total MIP bonuses were 41% lower than awards granted for 2006. It is worth noting that our financial performance compared favorably to our peers throughout 2007 at approximately the 75th percentile, on average. Even though we outperformed our PPG during 2007, the Committee executed the plan based on 2006 PPG performance, as designed, and did not use its discretion to adjust the bonus amounts based upon bank-wide performance measures against a more recent peer comparison.

                           NEO  achievement of some personal  performance  goals
                  was impacted by the overall credit downturn in the financial services industry. For example, the deteriorating credit environment required additional provisions for loan losses in the fourth quarter 2007. This negatively affected NEO personal performance that was tied to budgeted goals.

                           At year-end  2007,  the CEO reviewed our  performance
                  and the NEO personal performance levels using the criteria described above. He presented bonus recommendations to the Committee based on that review. The table below shows the actual payments approved by the Committee for each NEO under the MIP. The Committee did not make any discretionary adjustments to the recommended amounts.


                ------------------------------------------------------------------------------------------------
                                                                                     Actual 2007 paid in 2008
                ------------------------------------------------------------------------------------------------
                NAMED EXECUTIVE OFFICER                          MIP Target
                                                           Opportunity as a % of     Percent of         Dollar
                                                                Base Salary             Base            Amount
                ------------------------------------------------------------------------------------------------
                Mark A. Turner - President                          50%                 29%            $110,000
                and Chief Executive Officer

                Stephen A. Fowle - Executive Vice
                President and Chief Financial Officer               35%                 37%              72,000

                Marvin Schoenhals - Chairman of the Board           50%                 29%             135,000

                Rodger Levenson - Executive Vice
                President and Director of Commercial
                Banking                                             35%                 23%              54,000

                Barbara J. Fischer - Executive Vice
                President and Chief Administrative
                Officer                                             35%                 24%              48,000
                ------------------------------------------------------------------------------------------------

                          Mr. Fowle received a supplementary bonus under the MIP
                for his successful management of the Human Capital Management Department during the time in which we were conducting an executive search for the head of that department in 2007. The successful management of the Human Capital Management Department was made a component of his MIP goals for 2007.

                          In  2008,  a  group  consisting  of  management,   the
                Committee and our compensation consultant is reviewing the MIP. The group will consider potential revisions to the MIP including factors such as: the 2007 compensation review, the change of leadership and the decision to apply best practices to the MIP model. Changes that may result from this analysis are being presented to the Committee for their discussion and approval.


    Equity/Long-Term Incentives
    ---------------------------
         Our equity-based compensation plan is the primary method by which we provide long-term incentives to our executives. We typically award stock options to our executives annually. Other forms of equity compensation are available for award under our plan. In the recent past, however, our NEOs have received only stock option awards.

         Why We Offer Equity
                  We offer equity awards as a performance incentive to encourage ownership of our Common Stock to our executives and to further align the interests of management with those of our stockholders.

         How We Determine Equity Award Levels
                  There is both a formulaic component and a performance-based discretionary component to our equity awards. Usually, stock options are granted each year-end. These awards are driven by a formula that grants an aggregate option value (defined as the exercise price times the number of options) at a set percentage of the executive's base salary.

                  The Committee has the discretionary authority to approve awards for outstanding performance and other specific events. In March 2008, Mrs. Fischer was awarded 1,000 discretionary options valued at $9,578 using a Black-Scholes value of $9.58 per option. This represented 0.82% of the total options granted for 2007. This award was in recognition of her leadership role in the move to our new headquarters building during the first quarter of 2007.

                  The table below shows the options granted in December 2007 as well as those discretionary awards granted in March.

-------------------------------------------------------------------------------------------------------------
                                           2007 Equity Awards 1
-------------------------------------------------------------------------------------------------------------
NEO                                                     Annual Award               Discretionary Award
                                                 --------------------------- --------------------------------
                                                    Number of                    Number of
                                                     Options       Value         Options             Value
-------------------------------------------------------------------------------------------------------------
Mark A. Turner - President and Chief Executive        9,600      $107,101              -                 -
Officer

Stephen A. Fowle - Executive Vice President
and Chief Financial Officer                           3,800        42,394              -                 -

Marvin Schoenhals - Chairman of the Board            11,800       131,646              -                 -

Rodger Levenson - Executive Vice President and
Director of Commercial Banking                        4,500        50,204              -                 -

Barbara J. Fischer - Executive Vice President
and Chief Administrative Officer                      3,800        42,394          1,000            $9,578
-------------------------------------------------------------------------------------------------------------

1 Values of awards based upon the Black-Scholes valuation on the date of grant. For more information concerning the assumptions used for these calculations, please see Note 13 to our 2007 Consolidated Financial Statements in the 2007 Annual Report to Stockholders.

                  The executive compensation study conducted by Amalfi in the fourth quarter 2007 concluded that our equity award grants were about at the 25th percentile as compared to the CPG.


         Timing and Pricing of Equity Awards
                  The Committee usually awards stock option grants at year-end. Grants may be recommended during other times of the year for special circumstances, such as the hiring of a new executive, but are subject to Committee approval. The grant date is established when the Committee approves the grant and all key terms have been established. We previously used the average of the high and low market prices on the grant date to set the exercise price. Beginning in December 2006, the exercise price for our stock options is set as the market closing price on the grant date.

Benefits
--------
     o   401(k) Employer Contribution
                  We  provide  a  401(k)  program  that  allows   Associates  to
         contribute a portion of their pre-tax earnings towards retirement savings. We offer a Company match to all Associates enrolled in our 401(k) plan as a component of total compensation and to encourage them to participate in the Plan. We match the first 5% of an Associate's contribution dollar-for-dollar up to IRS limitations. In addition, the Board may authorize a discretionary profit sharing contribution to all eligible Associates reflecting overall financial performance. In 2007, the Board authorized a discretionary contribution equaling 1.75% of eligible participants' annual compensation. In past years it was typically 2%.

                  Unlike some of members of our peer group, we do not offer SERPs or deferred compensation plans. In consideration of that, the Committee approved additional options to certain highly compensated executives, including the NEOs, to compensate them for contribution limitations to qualified retirement plans imposed by the IRS. The supplemental equity awards shown in the table below are in addition to the equity awards provided in the table above. These supplemental equity awards are also formulaic, with the intention of compensating executives for limits to our contributions required by IRS rules under the broad-based qualified plans we offer to all Associates.

                  To calculate the supplemental equity awards, we add the deferral shortfall (the maximum deferral without applying the IRS compensation limit, minus the IRS limit for 2007, which was $225,000) to the lost Company contribution opportunity (base salary minus $225,000), and divide the sum by the option value as of December 12, 2007. The following table shows the number and value of options used to replace the retirement shortfall for each of our NEOs during 2007.

         -----------------------------------------------------------------------------------------
                               2007 Supplemental Equity Awards (Formulaic)
         -----------------------------------------------------------------------------------------
         Named Executive Officer                        Options to Replace     Aggregate Option
                                                                                   Value 1
         -----------------------------------------------------------------------------------------
         Mark A. Turner - President and Chief                    4,400              $ 49,089
         Executive Officer

         Stephen A. Fowle - Executive Vice President
         and Chief Financial Officer                             1,200                13,388

         Marvin Schoenhals - Chairman of the Board               5,650                63,033

         Rodger Levenson - Executive Vice President
         and Director of Commercial Banking                      1,750                19,524

         Barbara J. Fischer - Executive Vice
         President and Chief Administrative Officer                750                 8,368
         -----------------------------------------------------------------------------------------

      1 Derived by using the Black-Scholes value of options as of December 12, 2007. For more information concerning the assumptions used for these calculations, please see Note 13 to our 2007 Consolidated Financial Statements in the 2007 Annual Report to Stockholders.

                  An additional benefit of using equity to provide supplemental retirement benefits to our executives is the resulting increase in stock ownership provided to these key Associates which further strengthens the alignment of executive goals with the interests of our shareholders.

Perquisites
-----------
         Perquisites  are  granted  to  NEOs  for  specific  reasons,   and  are
identified either by the Committee or by the CEO and recommended to the Committee. Perquisites include club memberships, including country clubs. These are provided to assist in business development and to maintain competitiveness of overall compensation. In addition, perquisites included items such as personal financial consulting and travel allowances for business use of personally owned vehicles. These are provided to increase overall executive productivity. Additionally, executives who are recruited from outside our market may be reimbursed for costs associated with their relocation. We may provide a tax gross-up for some of the perquisites offered. The table below illustrates a list of perquisites awarded to the NEOs in 2007 and their respective values.

--------------------------------------------------------------------------------------------------------------------------------
                                           2007 Named Executive Officer Perquisites
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                Rodger
                                                             Stephen                          Levenson
                                                            A. Fowle                          Executive
                                              Mark A.       Executive                           Vice             Barbara J.
                                               Turner          Vice                           President        Executive Vice
                                             President      President          Marvin        and Director      President and
                                             and Chief      and Chief        Schoenhals           of               Chief
                                             Executive      Financial       Chairman of       Commercial       Administrative
                                              Officer        Officer         the Board         Banking            Officer
--------------------------------------------------------------------------------------------------------------------------------
Auto Allowance                                 $ 6,353      $        -          $ 7,320           $ 6,000               $ -
Club Dues 1                                     73,304           4,807            7,356             7,400                 -
Financial Planning Service                      10,580           8,470            9,540                 -                 -
Relocation Related Expenses 2                        -               -                -            29,320                 -
Other 3                                          5,290           4,235            4,770                 -                 -
Use of Non-Commercial Aircraft 4                     -               -           40,240                 -                 -
--------------------------------------------------------------------------------------------------------------------------------
 Total                                         $95,527         $17,512          $69,226           $42,720               $ -
 Total as a % of Base Salary                    25.47%           8.89%           14.95%            18.18%               0.00%
 Total as a % of Cash Compensation              15.91%           5.98%            9.56%            13.81%               0.00%
--------------------------------------------------------------------------------------------------------------------------------

 1 Mr. Turner's amount includes a $72,192 non-recurring country club entry fee, and related tax gross-up, as part of assuming CEO responsibilities. Tax gross-ups are also included for Mr. Schoenhals and Mr. Levenson.
 2   Negotiated as part of offer of employment.
 3   Includes  tax   gross-ups   provided   for   financial   planning   service
     reimbursement.
 4 Use of non-commercial aircraft was discussed and approved in advance by the Personnel and Compensation Committee to facilitate a portion of business travel for Mr. Schoenhals including travel to and from board meetings of the Federal Home Loan Bank of Pittsburgh where he served as Chairman. Non-commercial flights have been approved in instances where commercial flight times (and attendant delays) would have an adverse impact on other business activities and where travel is for our benefit. We did not pay for personal use of non-commercial aircraft. No other NEOs were eligible for this perquisite.

         The Committee views perquisites afforded to executives as an element of the total compensation program. They are provided to facilitate business development and to enhance overall executive productivity consistent with their duties and responsibilities.

As a result of our challenging economic environment, to reduce overall corporate expenses and set the tone for such spending, the NEOs voluntarily gave up their annual perquisites in 2008, except for business-related travel. These benefits could be reinstated in 2009.

Total Compensation

         The charts below show the components of total NEO compensation. Consistent with our pay-for-performance philosophy, a significant portion of their total compensation package is attributable to incentive components. For purposes of presenting the value of equity in the graphs below, we used the Black-Scholes value of options on the grant date. The Long Term Incentive/Equity category includes the full value of all formulaic, supplemental and discretionary awards. Other compensation includes fixed amounts such as perquisites, 401(k) contributions and similar benefits.

[GRAPHIC OMITTED]                         [GRAPHIC OMITTED]

    Mark A. Turner                          Stephen A. Fowle
2007 Total Compensation                   2007 Total Compensation

MIP / Bonus       14.6%                   MIP / Bonus   20.1%
LTI / Equity      20.8%                   LTI / Equity  15.6%
Other             14.7%                   Other          9.2%
Base              49.9%                   Base          55.1%


[GRAPHIC OMITTED]                         [GRAPHIC OMITTED]

  Marvin N. Schoenhals                        Rodger Levenson
2007 Total Compensation                   2007 Total Compensation

MIP / Bonus       15.4%                   MIP / Bonus   13.1%
LTI / Equity      22.2%                   LTI / Equity  16.9%
Other              9.6%                   Other         12.9%
Base              52.8%                   Base          57.1%


[GRAPHIC OMITTED]

  Barbara J. Fischer
2007 Total Compensation

MIP / Bonus       15.0%
LTI / Equity      18.9%
Other              4.8%
Base              61.3%

         Compared to the CPG, the average direct compensation and total compensation of our five NEOs is in line with the 50th percentile (median) and well below the 75th percentile.

--------------------------------------------------------------------------------------------------------------
                                  Comparison to Compensation Peer Group (CPG)
--------------------------------------------------------------------------------------------------------------
  Compensation
     Level                         Average Percent Difference Between our NEOs to those of the CPG
     of CPG           --------------- ----------------------- ---------------------- -----------------------
                                               Cash                   Direct                  Total
                           Salary          Compensation 1          Compensation 2         Compensation 3
--------------------------------------------------------------------------------------------------------------
    50th Percentile         4.20%               -0.20%                  -0.80%                 0.80%
--------------------------------------------------------------------------------------------------------------
    75th Percentile       -12.20%              -14.40%                 -19.80%               -21.20%
--------------------------------------------------------------------------------------------------------------

1    Includes base salary plus any annual incentive or cash bonus
2 Includes cash compensation plus the economic value of equity or long-term incentives.
3 Includes cash compensation, equity, any other compensation (e.g., 401(k) employer match amounts, club dues, etc.) and retirement benefits.

Employment Agreements

         We do not have employment agreements for our NEOs. There is, however, a formal severance policy which provides payments to NEOs if their employment is terminated without cause or following a change of control. Further details concerning Employment Agreements are provided under the Potential Payments Upon Termination or Change in Control Section.

Tax Considerations Related to Our Executive Compensation

         Section  162(m) of the Internal  Revenue Code of 1986, as amended (Code
Section 162(m)) provides that certain compensation paid in excess of $1 million to the Chief Executive Officer or to any of the other three most highly compensated NEOs of a public company will not be deductible for federal income tax purposes unless such compensation is paid in accordance with one of the listed exceptions described in Code Section 162(m). Generally, we structure our compensation programs so that compensation expense will be tax deductible. The deductibility of some types of compensation payments, however, can depend upon numerous factors, including plan design, the timing of the vesting of compensation awards or the exercise of previously granted rights. Interpretations of, and changes in, applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of certain compensation. As a result of these various factors, and in order that the Committee retains flexibility in awarding compensation, there may be situations when compensation paid will not be tax deductible in accordance with Code
Section 162(m).

         Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (Code Sections 280G and 4999) limit our ability to take a tax deduction for certain compensation that could be paid to NEOs resulting from a change in control transaction affecting us. In the event we pay any "excess parachute payments" as it is defined under Code Section 280G, we would have compensation payments that are not tax deductible and executives would have excise taxes due on the receipt of such "excess parachute payments." The Committee considers the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors when it structures certain compensation to our NEOs. We do not anticipate that any payments to be made related to a possible future change in control transaction will result in non-deductible payments under Section 280G of the Code; however, the Committee has the authority to approve such payments on a case-by-case basis. No such non-deductible payments under Code Section 280G were paid to any current or former NEO during 2007.

Other Executive Compensation Policies
-------------------------------------

         The Board has adopted an Ethics Policy. The provisions of this policy prohibit NEOs from using inside information to buy or sell our securities for a financial gain. To further ensure adherence to this policy, guidelines have been established for company-imposed trading blackout periods. Our regulatory counsel and the Chief Financial Officer offer direction to Associates on compliance with this policy. The policy requires all NEOs, to provide annual, written certification of their understanding and intent to comply with the policy.

         Stock options are granted at the fair market value on the date of the grant and are not subject to re-pricing.

                   Personnel and Compensation Committee Report

         We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in our 2008 Shareholder Meeting Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy"). Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in our Proxy.


Personnel and Compensation Committee
Claibourne D. Smith, PhD, Chairman            Linda C. Drake
David E. Hollowell                            Thomas P. Preston
Dennis E. Klima

                           COMPENSATION OF EXECUTIVES

         In accordance with the requirements of the United States Securities and Exchange Commission, which regulates the disclosures made by public companies such as us, the individuals whose compensation is discussed in this section are
(1) Mark A. Turner because he served as our Principal Executive Officer during 2007, (2) Stephen A. Fowle because he served as our Principal Financial Officer during 2007, (3) Marvin N. Schoenhals, (4) Rodger Levenson and (5) Barbara J. Fischer because their total compensation placed them in the group of the three highest paid executives for 2007 other than the principal executive and principal financial officers. As a group, we also refer to these executives as our Named Executive Officers (NEOs) in this Proxy. The following is information about the compensation of our NEOs.

         The information for these executives is organized according to the type of compensation. First, we show overall total compensation, including salaries, bonuses, option awards and certain other compensation, such as the matching contribution made to 401(k) plan investments, club dues and automobile allowances. Then, we explain in more detail the particular types of compensation these executives have received and could receive if they are terminated.

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation of each NEO for the years ended December 31, 2007 and 2006.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------

                                                                     Option        All Other
 Name and Principal Position              Salary        Bonus      Awards 1     Compensation 2      Total
                                 Year       ($)          ($)          ($)             ($)            ($)
--------------------------------------------------------------------------------------------------------------
Mark A. Turner, President and   2007      $ 356,866    $ 110,000      $ 80,745        $ 110,714     $ 658,325
Chief Executive Officer         2006        262,000      148,000       112,160           27,420       549,580
--------------------------------------------------------------------------------------------------------------
Stephen A. Fowle, Chief         2007        196,367       72,000        34,093           32,699       335,159
Financial Officer               2006        186,000       80,000        35,191           30,427       331,618
--------------------------------------------------------------------------------------------------------------
Marvin N. Schoenhals, Chairman  2007        459,333      135,000       279,541           84,413       958,287
                                2006        437,500      236,000       339,770           68,630     1,081,900
--------------------------------------------------------------------------------------------------------------
Rodger Levenson, Director of    2007        226,250       54,000        37,994           53,285       371,529
Commercial Banking              2006         35,048       40,000         1,907            1,000        77,955
--------------------------------------------------------------------------------------------------------------
Barbara J. Fischer, Chief       2007        193,529       48,000        35,073           15,187       291,789
Administrative Officer          2006        180,154       56,000        41,717           13,901       291,772
--------------------------------------------------------------------------------------------------------------

1 Represents the compensation cost recognized by the Company in connection with options to purchase shares of Company common stock granted to the individual, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please see Note 13 to our 2007 Consolidated Financial Statements.

2 In 2007, All Other Compensation included perquisites listed in the table on page 25, plus contributions made by the Company into the 401(k) plans of our NEOs in the amount of $15,187 for Mr. Turner, Mr. Fowle, Mr. Schoenhals, and Mrs. Fischer; and $10,566 for Mr. Levenson.


                           Grants of Stock and Options

         As a performance incentive, to encourage ownership of Common Stock and to further align the interests of management and stockholders, the Committee grants stock options to the CEO and Executive Management.

         The following table shows the shares of WSFS Financial Corporation stock options granted during 2007 to each NEO.

                                                  GRANT OF PLAN-BASED AWARDS

-------------------------------------------------------------------------------------------------------

                                                        All Other
                                                      Stock Awards:      Exercise of
                                                        Number of       Base Price of     Grant Date
                                                       Securities       Option Awards    Fair Value of
                                   Grant               Underlying           ($/Sh)       Option Awards
Name                                Date               Options (#)
-------------------------------------------------------------------------------------------------------
Mark A. Turner                    12/12/07               14,000            $53.39        $ 156,190
-------------------------------------------------------------------------------------------------------
Stephen A. Fowle                  12/12/07                5,000             53.39           55,782
-------------------------------------------------------------------------------------------------------
Marvin N. Schoenhals              12/12/07               17,450             53.39          194,679
-------------------------------------------------------------------------------------------------------
Rodger Levenson                   12/12/07                6,250             53.39           69,728
-------------------------------------------------------------------------------------------------------
Barbara J. Fischer                02/21/07                  500             69.00            7,433
                                  12/12/07                4,550             53.39           50,762
-------------------------------------------------------------------------------------------------------


         Under our 2005 Incentive Plan, we issued incentive and non-qualified option grants to our CEO and executive officers in 2007. The options have an exercise price equal to the closing stock price of WSFS Common Stock at the grant date. The grants vest equally over four years and expire on the fifth anniversary of the grant date. The Black-Scholes option-pricing model was used to determine the grant-date fair-value of these options. See Note 13 to our 2007 Consolidated Financial Statements for a detailed discussion of how we value option awards.

         The number of shares granted to executives under the plan is based on a calculation related to the executive's base salary and may be adjusted by the Committee. In addition, the CEO and executives received non-qualified option grants to compensate them for the limitations imposed by Internal Revenue Service Code on highly compensated executives with regard to tax-qualified defined contribution plans, specifically the company's 401(k) plan.

         No options were re-priced, nor were any modifications made to any outstanding option during 2007.

            Outstanding Equity Awards Value at Fiscal Year-End Table

         The following table shows the number and exercise price of all unexercised options held by Named Executive Officers as of December 31, 2006. The awards are listed in order of grant date. The shorter option expiration dates of more recent grants are due to a change in our policy of granting options with a ten-year exercise term to a five-year exercise term. No stock awards have been granted to Named Executive Officers, therefore none are shown in the table.

                  Outstanding Equity Awards at Fiscal Year-End

----------------------------------------------------------------------------------------------------------

                                                        Option Awards
----------------------------------------------------------------------------------------------------------
                                  Number           Number of     Equity Incentive
                                    of             Securities      Plan Awards:
                                Securities         Underlying        Number of
                                Underlying        Unexercised       Securities
                               Unexercised          Options         Underlying      Option
                                 Options                            Unexercised     Exercise     Option
                                   (#)                (#)         Unearned Options   Price     Expiration
Name                           Exercisable       Unexercisable         (#)            ($)        Date
----------------------------------------------------------------------------------------------------------
Mark A. Turner 1                   4,280                 -               4,280       $14.88     05/19/09
                                   9,413                 -               9,413        14.88     11/18/09
                                  11,087                 -              11,087        11.31     01/26/10
                                  14,300                 -              14,300        10.81     11/16/10
                                   1,700                 -               1,700        14.88     11/16/10
                                  21,000                 -              21,000        17.20     12/19/11
                                  10,000                 -              10,000        17.35     02/28/12
                                  12,900                 -              12,900        33.40     12/19/12
                                   6,160             1,540               7,700        43.70     12/18/13
                                   3,570             2,380               5,950        58.75     12/16/14
                                   4,350             4,350               8,700        63.67     12/15/10
                                   1,712             5,138               6,850        65.20     12/13/11
                                       -            14,000              14,000        53.39     12/12/12
----------------------------------------------------------------------------------------------------------
Stephen A. Fowle 2                 1,200             1,800               3,000        60.00     01/03/15
                                   1,500             1,500               3,000        63.67     12/15/10
                                     200               600                 800        62.78     02/22/11
                                     950             2,850               3,800        65.20     12/13/11
                                       -             5,000               5,000        53.39     12/12/12
----------------------------------------------------------------------------------------------------------
Marvin N. Schoenhals 3             8,160                 -               8,160        10.81     11/16/10
                                   9,200                 -               9,200        14.88     11/16/10
                                  24,980                 -              24,980        17.20     12/19/11
                                  16,800                 -              16,800        33.40     12/19/12
                                  10,120             2,530              12,650        43.70     12/18/13
                                   5,700             3,800               9,500        58.75     12/16/14
                                   6,550             6,550              13,100        63.67     12/15/10
                                   3,325             9,975              13,300        65.20     12/13/11
                                       -            17,450              17,450        53.39     12/12/12
----------------------------------------------------------------------------------------------------------
Rodger Levenson 4                  2,787             8,363              11,150        65.20     12/13/11
                                       -             6,250               6,250        53.39     12/12/12
----------------------------------------------------------------------------------------------------------
Barbara J. Fischer 5              10,000                 -              10,000        17.63     09/05/11
                                   1,920                 -               1,920        33.40     12/19/12
                                   2,280               570               2,850        43.70     12/18/13
                                   1,500             1,000               2,500        58.75     12/16/14
                                   1,610             1,610               3,220        63.67     12/15/10
                                     662             1,988               2,650        65.20     12/13/11
                                       -               500                 500        69.00     02/21/12
                                       -             4,550               4,550        53.39     12/12/12
----------------------------------------------------------------------------------------------------------

      1 For Mr. Turner, of the 1,540 unvested options expiring on 12/18/13, all 1,540 vest on 12/18/08; of the 2,380 unvested options expiring on 12/16/14, 1,190 vest on 12/16/08 and 1,190 vest on 12/16/09; of the
         4,350 unvested options expiring on 12/15/10, 2,175 vest on 12/15/08 and 2,175 vest on 12/15/09; of the 5,138 unvested options expiring on 12/13/11, 1,713 vest on 12/13/08, 1,712 vest on 12/13/09 and 1,713 vest on 12/13/10; of the 14,000 unvested options expiring on 12/12/12, 3,500 vest on 12/12/08, 3,500 vest on 12/12/09, 3,500 vest on 12/12/10 and
         3,500 vest on 12/12/11.

      2 For Mr. Fowle, of the 1,800 unvested options expiring on 1/3/15, 600 vest on 1/3/08, 600 vest on 1/3/09 and 600 vest on 1/3/10; of the 1,500 unvested options expiring on 12/15/10, 750 vest on 12/15/08 and 750 vest on 12/15/09; of the 600 unvested options expiring on 2/22/11, 200 vest on 2/22/08, 200 vest on 2/22/09 and 200 vest on 2/22/10; of the
         2,850 unvested options expiring on 12/13/11, 950 vest on 12/13/08, 950 vest on 12/13/09 and 950 vest on 12/13/10; of the 5,000 options expiring on 12/12/12, 1,250 vest on 12/12/08, 1,250 vest on 12/12/09,
         1,250 vest on 12/12/10 and 1,250 vest on 12/12/11.

      3 For Mr. Schoenhals, of the 2,530 unvested options expiring on 12/18/13, all 2,530 vest on 12/18/08; of the 3,800 unvested options expiring on 12/16/14, 1,900 vest on 12/16/08 and 1,900 vest on 12/16/09; of the
         6,550 unvested options expiring on 12/15/10, 3,275 vest on 12/15/08 and 3,275 vest on 12/15/09; of the 9,975 unvested options expiring on 12/13/11, 3,325 vest on 12/13/08, 3,325 vest on 12/13/09 and 3,325 vest on 12/13/10; of the 17,450 unvested options expiring on 12/12/12, 4,362 vest on 12/12/08, 4,363 vest on 12/12/09, 4,362 vest on 12/12/10 and
         4,363 vest on 12/12/11.

      4 For Mr. Levenson, of the 8,363 unvested options expiring on 12/13/11, 2,788 vest on 12/13/08, 2,787 vest on 12/13/09 and 2,788 vest on
         12/13/10; of the 6,250 unvested options expiring on 12/12/12, 1,562 vest on 12/12/08, 1,563 vest on 12/12/09, 1,562 vest on 12/12/10 and
         1,563 vest on 12/12/11.

      5 For Mrs. Fischer, of the 570 unvested options expiring on 12/18/13, all 570 vest on 12/18/08; of the 1,000 unvested options expiring on 12/16/14, 500 vest on 12/16/08 and 500 vest on 12/16/09; of the 1,610 unvested options expiring on 12/15/10, 805 vest on 12/15/08 and 805 vest on 12/15/09; of the 1,988 unvested options expiring on 12/13/11, 663 vest on 12/13/08, 662 vest on 12/13/09 and 663 vest on 12/13/10; of the 500 unvested options expiring on 2/21/12, 125 vest on 2/21/08, 125 vest on 2/21/09, 125 vest on 2/21/10 and 125 vest on 2/21/11; of the
         4,550 unvested options expiring on 12/12/12, 1,137 vest on 12/12/08, 1,138 vest on 12/12/09, 1,137 vest on 12/12/10 and 1,138 vest on
         12/12/11.


Exercises of Options and Vesting of Shares During 2007

         The following table shows the number of options exercised by the officers during the fiscal year ended December 31, 2007. Since no officer received stock awards, no vesting of stock awards is shown.

                        Option Exercises and Stock Vested

                                                               Option Awards
             ---------------------------------------------------------------------------------------
                                                Number of Shares               Value Realized
                                              Acquired on Exercise              on Exercise
                        Name                           (#)                           ($)
             ---------------------------------------------------------------------------------------
             Mark A. Turner                             -                             -
             ---------------------------------------------------------------------------------------
             Stephen A. Fowle                           -                             -
             ---------------------------------------------------------------------------------------
             Marvin N. Schoenhals                    38,280                      $ 1,966,922
             ---------------------------------------------------------------------------------------
             Rodger Levenson                            -                             -
             ---------------------------------------------------------------------------------------
             Barbara J. Fischer                         -                             -
             ---------------------------------------------------------------------------------------

Employment Agreements and Severance Policy

         None of our Named Executive Officers are covered by a formal employment agreement. However, we have a severance policy that provides for payments to our Chief Executive Officer and Executive Vice Presidents if their employment is terminated without cause or following a change of control of the Company.

Termination without cause - An executive covered by this policy who is terminated without cause is provided a minimum of six months severance and six months of professional level outplacement. If the executive does not find new employment within six months after termination, severance pay and professional outplacement would continue for another six months, or until the executive found employment, whichever occurs first. If the executive finds another job at a lower rate of pay than previously received at the Company, then we would make up the difference until the second six-month period ends. Medical and dental benefits would continue at the general Associate rate through the severance period.

Change in control - An executives covered by this policy who is terminated without cause within one year following a change in control or who is offered a position that is not within 25 miles of his or her work-site nor at his or her WSFS salary and bonus opportunity immediately before the change in control, would receive 24 months base salary. Twelve months of executive level outplacement would be offered and medical and dental benefits would continue at the general Associate rate through the 24-month period.

         It is not anticipated that any severance payments resulting from a change in control will cause such payments to be non-deductible as an "excess parachute payment" as defined by Internal Revenue Code Sections 280G and 4999. The Committee does retain the authority to approve non-deductible severance payments associated with a change in control on a case-by-case basis.

         Mr. Schoenhals is not included in the severance policy and does not have a severance agreement with the Company.

Potential Payments Upon Termination or Change in Control

         The following table shows the payments that the officers could potentially receive upon termination of their employment or a change of control of the Company at December 31, 2007.

-----------------------------------------------------------------------------------------------------------
                                            Before Change in      After Change in
                                                Control               Control
                                                -------               -------

                                              Termination           Termination
                                            Without Cause or     Without Cause or
                                             Departing for         Departing for
Name                     Benefit              Good Reason           Good Reason       Death     Disability
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Mark A. Turner       Severance pay              $375,000               $750,000     $100,000     $197,077
                      Outplacement
                          services                15,000                 15,000            -            -
                    Option vesting                     -                 10,010       10,010       10,010
                   Health benefits                 7,301                 14,602            -            -
                                                --------               --------     --------     --------
                       Total Value               397,301                789,612      110,010      207,087
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Stephen A.           Severance pay               197,000                394,000       50,000       46,731
Fowle                 Outplacement
                          services                15,000                 15,000            -            -
                    Option vesting                     -                      -            -            -
                   Health benefits                 8,269                 16,538            -            -
                                                --------               --------     --------     --------
                       Total Value               220,269                425,538       50,000       46,731
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Marvin N.            Severance pay                     -                      -      100,000      308,923
Schoenhals            Outplacement
                          services                     -                      -            -            -
                    Option vesting                     -                 16,445       16,445       16,445
                   Health benefits                     -                      -            -            -
                                                --------               --------     --------     --------
                       Total Value                     -                 16,445      116,445      325,368
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Rodger               Severance pay               235,000                470,000       50,000       42,077
Levenson              Outplacement
                          services                15,000                 15,000            -            -
                    Option vesting                     -                      -            -            -
                   Health benefits                 2,960                  5,920            -            -
                                                --------               --------     --------     --------
                       Total Value               252,960                490,920       50,000       42,077
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Barbara J.           Severance pay               196,000                392,000      100,000       69,231
Fischer               Outplacement
                          services                15,000                 15,000            -            -
                    Option vesting                     -                  4,955        4,955        4,955
                   Health benefits                 2,816                  5,632            -            -
                                                --------               --------     --------     --------
                       Total Value               213,816                417,587      104,955       74,186
-----------------------------------------------------------------------------------------------------------

o The amount for outplacement services is based on management's discussions with outplacement providers.
o Option vesting is based on an assumed value of $50.20 per WSFS share reflecting the closing price on December 31, 2007.
o The amount for health benefits represents the premium paid by the Company reduced by amount paid by the Associate.

o Disability benefits are based on years of service. We offer two weeks of disability benefits for each year of service.

o Severance payments following a change in control are subject to reduction if such payments would exceed the deductibility limits under Section 280G of the Internal Revenue Code, unless the Committee was to specifically authorize such non-deductible payments at that time on a case-by-case basis.


Retirement Plans

         We do not maintain a tax-qualified non-contributory retirement plan (pension plan). However, we do provide continuation of medical benefits to Associates who retire from the company, should they elect to participate in the benefit. We provide supplemental contributions toward retiree continuing medical coverage costs. For 2007, our contribution towards this supplement was capped at $2,308 per retiree, but may have been less based on length of service at time of retirement of each retiree irrespective of annual increases to the cost of the medical benefit premium. We limit our increases to no more than 4% annually.

                     5. Committees of the Board of Directors
                        ------------------------------------

         There are five main committees of the Board of Directors: the Executive
Committee,   the  Corporate  Governance  and  Nominating  Committee,  the  Audit
Committee, the Personnel and Compensation Committee and the Trust Committee.

Executive Committee
-------------------

         Marvin N. Schoenhals is the Chairman of the Executive Committee. The other members of the Committee are Charles G. Cheleden, David E. Hollowell, Dennis E. Klima and Calvert A. Morgan, Jr. The Committee is required to meet monthly, or more frequently if necessary, and met 24 times during 2007. This Committee exercises the powers of the Board of Directors between meetings of the full Board and its primary activity has been to review those loan applications that need Board approval.

         Another important part of the Executive Committee's role is to review and approve transactions with insiders. Under the Bank's written policy, the Executive Committee reviews and approves all insider loans or lending relationships. Any loan granted to an insider in excess of $500,000 requires pre-approval by the Board of Directors, with the interested party (if a director) abstaining from participating directly or indirectly in the voting. All loans granted to insiders, regardless of the amount, are reported to the Board of Directors.


Corporate Governance and Nominating Committee
---------------------------------------------

         Charles G. Cheleden is the Chairman of the Corporate Governance and Nominating Committee. The other members of the Committee are Linda C. Drake, Dennis E. Klima, Thomas P. Preston, Scott E. Reed and Claibourne D. Smith. The Committee met four times during 2007. A copy of the Corporate Governance and Nominating Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

         The Corporate Governance and Nominating Committee does the following:

          o Makes recommendations to the full Board of Directors regarding corporate governance guidelines and policies.

          o Assists the Board of Directors in finding individuals who are qualified to serve as directors and provides its recommendations to the full Board of Directors when the Board selects its nominees for each annual meeting.

          o    Leads the Board in an annual review of the Board's performance.

          o Advises the Board on the assignment of the directors to serve on the various committees of the Board.

          o Reviews and approves any transactions that directors or employees (including their family members and members of their households) have with WSFS Financial Corporation and its subsidiaries, including WSFS Bank. See Review and Approval of Transactions with Insiders below.


         We believe that it is important to have a strong, independent Board of Directors that is accountable to the stockholders. The Company's By-laws empower the Committee with the responsibility for identifying qualified individuals as candidates for membership in the Board of Directors.

         The Committee solicits recommendations from the officers and directors as well as considers and evaluates any candidates recommended by the shareholders. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers versus those recommended by stockholders in selecting Board nominees. It has not been the Company's practice to date to pay fees to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors.

         The Board desires that its membership be geographically diverse, therefore, potential directors should enhance the Board's statewide and regional representation. The Board also desires that its membership reflect gender and racial diversity with a broad range of experience, knowledge and judgment in a variety of business and professional sectors. As a commitment to this diversification, the Board believes potential directors should be knowledgeable about the business activities and market areas in which we and our subsidiaries engage. A candidate's breadth of knowledge and experience should enable that person to make a meaningful contribution to the governance of a complex, multi-billion dollar financial institution.

         To be considered in the Committee's selection of Board nominees, recommendations from stockholders must be received by the Corporation in writing not less than 120 days prior to the anniversary date of the mailing date of the proxy statement for the previous year's annual meeting. Recommendations should identify the stockholder making the recommendation and for each person the stockholder proposes to recommend as a nominee to the Board (1) the name, age, business address of such person; (2) the principal occupation or employment of such person; (3) the Class and number of shares of our Voting Stock (as defined in our Bylaws) which are beneficially owned by such stockholder on the date of such notice; and (4) any other information required to be included in such notice as described in our Bylaws or disclosed in solicitations of proxies with respect to nominees for election of directors described in the Securities Exchange Act of 1934.


Audit Committee
---------------

         Scott E. Reed is Chairman of the Audit Committee. The other members of the Committee are John F. Downey, Joseph R. Julian and Claibourne D. Smith. Mr. Reed has the qualifications to serve as the Committee's financial expert. Each member of the Audit Committee is "independent" as defined in the listing standards of the Nasdaq Stock Market. The

Committee met nine times during 2007. A copy of the Audit Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

         The Audit Committee does the following:

          o Oversees the audit program and reviews our consolidated financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect our financial statements.

          o Reviews the examination reports from federal regulatory agencies as well as reports from the internal auditors and from the independent registered public accounting firm.

          o Meets quarterly with the internal Loan Review Department as well as the head of the Audit Department and representatives of the independent registered public accountants, with and without representatives of management present, to review accounting and auditing matters, and to review financial statements prior to their public release.

          o Meets annually to review our risk analysis and associated audit plan.

          o Approves the selection of the independent registered public accounting firm and recommends their appointment to the full Board of Directors.

         It is the Audit Committee's policy to approve all audit and non-audit services prior to the engagement of the independent registered public accounting firm to perform any service. Under certain circumstances, management is authorized to spend up to 5% of the approved annual audit fee, as approved by the Audit Committee in the Engagement Letter, without obtaining any prior approval. Fees ranging from 5% to 10% of the approved annual audit fee require the pre-approval of the Chairman of the Audit Committee. Fees that exceed 10% of the approved annual audit fee require the pre-approval of the full Audit Committee. All additional fees are reported to the Audit Committee in a timely manner.

         In connection with the audit of the 2007 financial statements, we entered into engagement letters with KPMG LLP that sets the terms by which KPMG performed services for us. Those agreements are subject to alternative dispute resolution procedures and exclusions of punitive damages.

         All of the services listed below for 2007 were approved by the Audit Committee prior to the service being rendered. The Audit Committee has determined that the non-audit services performed during 2007 were compatible with maintaining the independent registered public accounting firm's independence.

     Audit Fees. The aggregate fees earned by KPMG LLP for professional services rendered for the audit of our consolidated financial statements and for the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended December 31, 2007 and 2006 were $609,000 and $619,566, respectively.

     Audit Related Fees. The aggregate fees earned by KPMG LLP for audits of the subsidiaries' financial statements, due diligence activities on proposed transactions, and research and consultation on financial accounting and reporting matters for the years ended December 31, 2007 and 2006 were $92,207 and $48,750, respectively.

     Tax Fees. The aggregate fees earned by KPMG LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2007 and 2006 were $52,547 and $70,500, respectively.

     All Other Fees. The aggregate fees earned by KPMG LLP for professional services rendered other than those listed under the captions "Audit Fees," "Audit Related Fees," and "Tax Fees" for both the years ended December 31, 2007 and 2006, were $0.

     The Audit Committee has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

          o Reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2007;
          o Discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and
          o Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

         The Audit Committee, comprised of Scott E. Reed, John F. Downey, Joseph
R. Julian and Claibourne D. Smith, has provided this report.

Personnel and Compensation Committee
------------------------------------

         Claibourne D. Smith is the Chairman of the Personnel and Compensation Committee. The other members of the Committee are Linda C. Drake, David E. Hollowell, Thomas P. Preston and Dennis E. Klima. The Committee met eight times during 2007. A copy of the Personnel and Compensation Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

     The Personnel and Compensation Committee does the following:

          o Oversees the executive compensation programs and recommends to the full Board of Directors for its approval the compensation and benefits of the senior management officers.

          o Approves guidelines for the salary and benefits of other officers and Associates.

          o Oversees the administration of option plans and incentive plans and makes recommendations to the Board of Directors for awards under such plans.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         No member of our Personnel and Compensation Committee is, or formerly was, an officer or Associate of the Company. During 2007, none of our executive officers served on the Personnel and Compensation Committee (or equivalent), or the Board of Directors, of another entity whose executive officer or officers served on our Personnel and Compensation Committee or Board.

Trust Committee
---------------

         The Trust Committee is comprised of members of both the WSFS Bank Board and of management. It provides oversight to Wilmington Advisors, the trust division of the Bank. Calvert A. Morgan, Jr. is the Chairman and the other members of the Committee are Linda C. Drake, Scott E. Reed, Marvin N. Schoenhals and Mark A. Turner. The Committee met six times during 2007. A copy of the Trust Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select "Investor Relations" on the menu found under "About WSFS" and click on "Governance Documents").

         The Trust Committee does the following:

          o Oversees Wilmington Advisors in providing trust administration and investment management services;
          o Adopts appropriate policies and procedures to be observed in offering such services;
          o Enforces sound risk management practices calculated to minimize risk of loss to the Bank and its customers; and
          o Reports to the Board on the activity of Wilmington Advisors in the conduct of its business.

Stock Ownership and Retention Guidelines

         Our By-Laws require that each director of our Company be a stockholder and own a minimum amount of our common stock as determined from time to time by the Board. The Board has established a guideline that the minimum amount of stock owned, plus retention of stock grants should be approximately 2,200 shares after three years of directorship.

         This guideline is designed to encourage our directors to increase and maintain their equity stake in our Company and thereby to more closely link their interests with those of our shareholders.



                    6. Compensation of the Board of Directors
                       --------------------------------------

         Our non-Associate directors received the following base compensation for 2007:

          o    An annual retainer of $15,500, paid in cash,

          o    600 shares of WSFS Financial Corporation common stock.

          o 1,110 options to purchase shares of WSFS Financial Corporation common stock under our 2005 Incentive Plan.

         During the year ended December 31, 2007, the Board of Directors held eight meetings. None of the directors attended less than 75% of the total of:
(a) meetings of the Board of Directors and (b) meetings of the committees on which they served during the year. We pay a fee for committee service, and during 2007, each director received $650 for each committee meeting attended. Directors who served on the Audit Committee each received an additional annual retainer of $10,000 during 2007.

         Directors  who  chaired  board  committees   during  2007  received  an
additional annual retainer. The Audit Committee chair received $5,000, the Corporate Governance and Nominating Committee chair received $3,000, the
Personnel and Compensation Committee chair received $3,000 and the Trust Committee chair received $3,000.

Director Compensation Table
---------------------------

         The compensation paid to directors during 2007 is summarized in the following table. The assumptions used in valuing the stock and option awards are detailed in Note 13 the to consolidated financial statements contained in our 2007 Annual Report. Mr. Schoenhals and Mr. Turner are not shown in this table because they are compensated as officers and do not receive any director compensation.

--------------------------------------------------------------------------------------------------------
                                      Fees
                                     Earned                                       All
                                     or Paid        Stock        Option          Other
Directors:                           in Cash       Awards       Awards 1      Compensation       Total
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Charles G. Cheleden                 $ 50,150      $ 41,634       $13,261                -     $ 105,045
--------------------------------------------------------------------------------------------------------
John F. Downey                        37,650        41,634        13,261                -        92,545
--------------------------------------------------------------------------------------------------------
Linda C. Drake                        26,550        41,634        13,261                -        81,445
--------------------------------------------------------------------------------------------------------
David E. Hollowell                    31,750        41,634        14,289                -        87,673
--------------------------------------------------------------------------------------------------------
Joseph R. Julian                      31,350        41,634        13,261                -        86,245
--------------------------------------------------------------------------------------------------------
Dennis E. Klima                       33,050        41,634        11,463                -        86,147
--------------------------------------------------------------------------------------------------------
Calvert A. Morgan, Jr. 2              35,400        41,634        20,861        $ 147,500       245,395
--------------------------------------------------------------------------------------------------------
Thomas P. Preston                     22,650        41,634        13,758                -        78,042
--------------------------------------------------------------------------------------------------------
Scott E. Reed                         37,100        41,634         9,284                -        88,018
--------------------------------------------------------------------------------------------------------
Claibourne D. Smith                   42,150        41,634        13,261                -        97,045
--------------------------------------------------------------------------------------------------------


1 The grant date fair value of each director's 2007 equity award was $12,384. Amounts shown in this column represent compensation expense.
2 Mr. Morgan's Other Compensation includes $110,000 for consulting services, $30,000 for an incentive bonus and $7,500 for an expense allowance.


Compensation of Mr. Cheleden as the Lead Director

         The Lead Director is an outside and independent director designated by the Board of Directors of the Company to lead the Board to fulfill its duties effectively, efficiently and independent of management. Charles G. Cheleden currently serves as Lead Director, and during 2007, he was compensated $1,500 per month for serving in that role, in addition to his other compensation as a director.

         The responsibilities of the Lead Director include:

     o Enhancing Board effectiveness by ensuring the Board has adequate training and resources to carry out its duties.

     o    Managing the Board by:
          o    providing input on Board and committee meeting agendas;
          o    consulting   with  the   Chairman  on   effectiveness   of  Board
               committees;
          o ensuring that the Board has adequate opportunities to discuss issues without management's presence;

          o    chairing Board meetings in the absence of the Chairman;
          o ensuring that committee functions are carried out and reported to the Board;
          o    calling meetings of the independent directors as necessary;
          o meeting with each board member annually to discuss their interest in continuing to serve on the Board;
          o identifying possible candidates for retirement from the Board, and with the approval of the Board, coordinating retirement plans with exiting Board members.

     o Acting as a liaison between the Board of Directors, management and major stockholders. This includes communicating to management, as appropriate, to discuss the results of private discussions among independent directors to resolve conflicts and being available for consultation and direct communication with major shareholders.


Compensation of Mr. Morgan as Special Advisor
---------------------------------------------

         Calvert A. Morgan, Jr. is a member of our Board of Directors and serves in a consulting capacity as Special Advisor. In this role, Mr. Morgan performs such duties as requested by the Board and the Chairman to assist in improving corporate performance. He is compensated for his services as Special Advisor in addition to his other compensation as a director. During 2007, Mr. Morgan received an annual base consulting fee of $110,000, with the opportunity to earn a supplemental payment ranging from 0% to 100% of the base fee. The precise amount of the supplemental payment is determined at the discretion of the Personnel and Compensation Committee, based on our results for the year, loan and deposit growth, and the Committee's subjective assessment of Mr. Morgan's overall contribution to those results. Mr. Morgan earned a supplemental payment of $29,000 for 2007, which was paid in 2008. He also received a supplemental payment of $30,000 for 2006 paid during 2007. As part of the terms of his consulting engagement with us, Mr. Morgan is also entitled to a separation payment of up to $44,000, based on the length of his engagement.

                              7. Other Information
                                 -----------------

Large Stockholders
------------------

                  Stockholders who own 5% or more of the outstanding common stock of a publicly traded company are required to report that information to the Securities and Exchange Commission (the SEC). The following table lists the stockholders who have reported to the SEC that they own 5% or more of our outstanding Common Stock. The number of shares is the number most recently reported to the SEC by the stockholder. The percentage is based on the number of shares of our Common Stock outstanding as of March 6, 2008, the record date set for the 2008 Annual Meeting of Stockholders.

                                                          Percentage of WSFS
                                        Number of        Financial Corporation
Name and address of owner               Shares 1        common stock outstanding
-------------------------               --------        ------------------------

Private Capital Management 2        541,245 shares                 8.77 %
8889 Pelican Bay Boulevard
Naples, FL 34108

Barclays Global Investors, NA 3      417,640 shares                6.77 %
45 Fremont Street
San Francisco, CA 94105

1 In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting and/or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and groups exercise sole voting and investment power over the shares of the Common Stock.

2 According to the Statement on Schedule 13G/A of Private Capital Management filed on February 14, 2008, shares are held by its investment advisory clients as to which it shares voting and investment power.

3 According to the Statement on Schedule 13G of Barclays Global Investors, NA filed on February 5, 2008, the shares reported are held by Barclays Global Investors, NA and its affiliates.

--------------------------------------------------------------------------------


          This Proxy is Solicited on Behalf of the Board of Directors
                           WSFS FINANCIAL CORPORATION
                                    for the
                      2008 Annual Meeting of Stockholders

The undersigned hereby appoints Marvin N. Schoenhals and Mark A. Turner, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on April 24, 2008 at 4:00 p.m., or at any adjournments thereof, as follows:

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


                                                  ANNUAL MEETING OF STOCKHOLDERS OF

                                                      WSFS FINANCIAL CORPORATION

                                                            April 24, 2008



                                                      Please date, sign and mail
                                                        your proxy card in the
                                                      envelope provided as soon
                                                             as possible.




                                     Please detach along perforated line and mail in the envelope provided.
                             20530000000000000000 7                                          042408

------------------------------------------------------------------------------------------------------------------------------------
                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND ITEMS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
------------------------------------------------------------------------------------------------------------------------------------

1. Election of Directors:

                                NOMINEES:
[_]  FOR ALL NOMINEES     O Charles G. Cheleden   For a three year term expiring 2011
                          O Joseph R. Julian      For a three year term expiring 2011
[_]  WITHHOLD AUTHORITY   O Dennis E. Klima       For a three year term expiring 2011
     FOR ALL NOMINEES     O Mark  A.Turner        For a three year term  expiring  2011
                          O Calvert A. Morgan,Jr. For a two year term  expiring 2010
[_]  FOR ALL EXCEPT
     (See instructions below]



INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"
-----------  and fill in the circle next to each nominee you wish to withhold, as shown here: 0


                                                                                     FOR    AGAINST    ABSTAIN
2.  Ratification of the appointment of KPMG, LLP as independent auditors for the     [_]      [_]        [_]
    fiscal year ending December 31, 2008.

The proxy is revocable and, when properly executed will be voted in the manner directed hereby by the undersigned. If no directions are made, this proxy will be voted FOR each of the nominees and the other proposals. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned.

Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, a Proxy Statement and Annual Report of WSFS Financial Corporation.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

Signature of Stockholder __________________  Date: ______________  Signature of Stockholder _____________________  Date: ___________

Note:  Please  sign  exactly as your name or names  appear on this  Proxy.  When     [_]
shares are held  jointly,  each holder  should  sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation,  please sign full corporate name by duly authorized officer,  giving full title as such. If signer is a partnership,  please sign in partnership  name by authorized  person. gistered name(s) on the account may not be submitted via this method.